UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023 (June 6, 2023)

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor

Cambridge, MA 02142

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 720-8606

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, $0.01 par value per share	MACK	The Nasdaq Stock Market LLC (NASDAQ Global Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting of Stockholders of Merrimack Pharmaceuticals, Inc. (the “Company”) held exclusively through a virtual format on June 6, 2023, the Company’s stockholders voted as follows:

1. The stockholders elected the nominees listed below to the Company’s board of directors (the “Board”), each for a one year term ending at the Company’s 2024 annual meeting of stockholders.

Nominees	For	Against	Abstain	Broker Non-Votes
Gary L. Crocker	6,846,126	902,127	5,882	2,695,551
Eric D. Andersen	7,110,743	637,618	5,774	2,695,551
Noah G. Levy	7,587,786	160,544	5,805	2,695,551
Ulrik B. Nielsen, Ph.D.	6,533,943	1,214,409	5,783	2,695,551
Ana Radeljevic	7,414,938	332,745	6,452	2,695,551

2. The stockholders ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes
For:	10,316,645
Against:	100,664
Abstain:	32,377

3. The stockholders approved the adoption of the First Amendment of the Section 382 Rights Agreement extending the terms of the Section 382 Rights Agreement through December 2, 2025.

Votes
For:	7,333,597
Against:	398,280
Abstain:	22,258
Broker Non-Votes:	2,695,551

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: June 7, 2023	By:	/s/ Gary L. Crocker
Gary L. Crocker
President